Exhibit 2.2
VOTING AND EXCHANGE TRUST AGREEMENT
MEMORANDUM OF AGREEMENT made as of the 12th day of November, 2010. AMONG:

FOODFEST INTERNATIONAL 2000, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "USCo")

-and-

FOODFEST CALL CORP., a corporation incorporated under the laws of the Province of Ontario (hereinafter referred to as the "Calico")

-and-

FOODFEST ACQUISITION CORP., a corporation incorporated under the laws of the Province of Ontario (hereinafter referred to as the "AcquisitionCo")

-and-

PATRIQUIN LAW PROFESSIONAL CORPORATION, a corporation incorporated under the laws of the Province of Ontario (hereinafter referred to as the "Trustee")

WHEREAS the articles of AcquisitionCo set forth the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

WHEREAS the parties hereto have agreed to execute and deliver a voting and exchange trust agreement which would govern the relationship among the parties as it related to the issuance and existence of the Exchangeable Shares, and give effect to the exchange rights and voting rights created for the benefit of the holders of Exchangeable Shares; and

WHEREAS the foregoing recitals and the statements of facts contained therein are made by USCo, AcquisitionCo and Calico, and not by the Trustee;

NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1

1.1                    Definitions

"Act" means the Business Corporations Act (Ontario), as amended; "Affiliate" has the meaning given to that term in the Securities Act;

"Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which USCo Common Stockholder are entitled to vote, consent or otherwise act, the product of (i) the number of USCo Common Stock issuable from time to time upon the redemption, retraction or exchange of all Exchangeable Shares issued and outstanding and held by Beneficiaries on the record date of any meeting multiplied by (ii) the Equivalent Vote Amount;

"Automatic Exchange Rights" means the benefit of the obligation of USCo and Calico to effect the automatic exchange of Exchangeable Shares for USCo Common Stock as defined in Section 5.12(c);

"Beneficiary Votes" has the meaning given to that term in Section 4.2;

"Beneficiaries" means the registered holders from time to time of Exchangeable Shares, other than USCo and Calico;

"Board of Directors" means the Board of Directors of AcquisitionCo and/or Calico, as the case may be, from time to time;

"Business Day" means any day on which commercial banks are generally open for business in Toronto, Ontario, other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada;

"Call Rights" has the meaning given to that term in the Share Provisions; "Current Market Price" has the meaning given to that term in the Share Provisions;

"Equivalent Vote Amount" means, with respect to any matter, proposition or question on which USCo Common Stockholder are entitled to vote, consent or otherwise act, the number of votes to which a holder of one USCo Common Stock is entitled with respect to such matter, proposition or question;

"Exchange Ratio" has the meaning given to that term in the Share Provisions;
"Exchange Rights" has the meaning given to that term in Section 5.1 (a);
"Exchange Rights Trigger Event" has the meaning given to that term in Section 5.1 (a);

"Exchangeable Shares" means the non-voting exchangeable shares of AcquisitionCo, having the rights, privileges, restrictions and conditions set out in the Share Provisions;

"USCo Consent" has the meaning given to that term in Section 4.2;

"USCo Liquidation Event" has the meaning given to that term in Section 5.12(b);

"USCo Liquidation Event Effective Date" has the meaning given to that term in Section 5.12(c);

"USCo Meeting" has the meaning given to that term in Section 4.2;
"USCo Successor" has the meaning given to that term in Section 10.1 (a);
"USCo Common Stocks" means the trust units of USCo as constituted on the date hereof;

"USCo Common Stockholder" means the registered holders of USCo Common Stocks from time to time;

"Indemnified Parties" has the meaning given to that term in Section 8.1;

"Insolvency Event" means the institution by AcquisitionCo of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of AcquisitionCo to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by AcquisitionCo to contest in good faith any such proceedings commenced in respect of AcquisitionCo within 15 days of becoming aware thereof, or the consent by AcquisitionCo to the filing of any such petition or to the appointment of a receiver, or the making by AcquisitionCo of a general assignment for the benefit of creditors, or the admission in writing by AcquisitionCo of its inability to pay its debts generally as they become due, or AcquisitionCo not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 4.6 of the Share Provisions;

"Liquidation Call Right" has the meaning given to that term in the Share Provisions; "List" has the meaning given to that term in Section 4.6;

"Officer's Certificate" means, with respect to AcquisitionCo, a certificate signed by any officer or director of AcquisitionCo.

"person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status;

"Plan of Arrangement" means the Plan of Arrangement substantially in the form set out in Schedule A to the Arrangement Agreement, as amended or supplemented from time to time;

"Redemption Call Right" has the meaning given to that term in the Share Provisions; "Retracted Shares" has the meaning given to that term in Section 5.7;

"Retraction Call Right" has the meaning given to that term in the Share Provisions; "Securities Act" means the Securities Act (Ontario), as amended;
"Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, all as set forth in the articles of AcquisitionCo;

"Special Voting Unit" means the one special voting unit of USCo, issued by USCo to and deposited with the Trustee, which entitles the holders of record of Exchangeable Shares who are Beneficiaries to a number of votes at meetings of USCo Common Stockholder equal to the Aggregate Equivalent Vote Amount;

"Support Agreement" means that certain support agreement made as of even date herewith among USCo, AcquisitionCo and Calico;

"Trust" means the trust created by this Agreement;

"Trust Estate" means the Voting Rights, the Exchange Rights, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement;

"Trustee" means Patriquin Law Professional Corporation as trustee hereunder and, subject to the provisions of Article 9, includes any successor trustee; and

"Voting Rights" means the voting rights attached to the Special Voting Unit.

1.2                    Interpretation Not Affected by Headings, etc.

The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number and/or a letter refer to the specified Article or Section of this Agreement. The terms "this Agreement", "hereof, "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3                    Number, Gender, etc.

Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4                    Date for any Action

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

ARTICLE 2

PURPOSE OF AGREEMENT
3.1                    Establishment of the Trust

The purpose of this Agreement is to create the Trust in respect of the Trust Estate for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Special Voting Unit and its attached Voting Rights and the Exchange Rights and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.

ARTICLE 3
SPECIAL VOTING UNIT
3.1                     Issuance and Ownership of the Special Voting Unit

USCo has issued to and has deposited with the Trustee the Special Voting Unit to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. USCo hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Special Voting Unit by USCo to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Special Voting Unit and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Unit, provided that the Trustee shall:

(a)	hold the Special Voting Unit and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)
except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Special Voting Unit, and the Special Voting Unit shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

3.2                     Legended Share Certificates

AcquisitionCo will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Beneficiary.

3.3                     Safe Keeping of Certificate

The certificate representing the Special Voting Unit shall at all times be held in safe keeping by the Trustee or its agent.

ARTICLE 4
EXERCISE OF VOTING RIGHTS
4.1                     Voting Rights

The Trustee, as the holder of record of the Special Voting Unit, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Special Voting Unit, on any matter, question or proposition whatsoever that may properly come before the USCo Stockholders at a USCo Meeting or in connection with a USCo Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 6.IS hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which a USCo Consent is sought or a USCo Meeting is held. To the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Beneficiary's Voting Rights.

4.2                     Number of Votes

With respect to all meetings of USCo Stockholders at which Beneficiaries of USCo Common Stock are entitled to vote (a "USCo Meeting") and with respect to all written consents sought by USCo from USCo Stockholder (a "USCo Consent"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, the number of votes comprised in the Special Voting Unit that relate to each Exchangeable Share owned of record by such Beneficiary on the record date established by USCo or by applicable law for such USCo Meeting or USCo Consent, as the case may be, (the "Beneficiary Votes") in respect of each matter, question or proposition to be voted on at such USCo Meeting or to be consented to in connection with such USCo Consent.

4.3                     Mailings to Stockholders

With respect to each USCo Meeting and USCo Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as USCo utilizes in communications to USCo Stockholders, subject to the Trustee's ability to provide this method of communication and upon being advised in writing of such method) to each of the Beneficiaries named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by USCo to USCo Stockholders:

    (a)  a copy of such notice, together with any proxy or information statement and related materials (but excluding proxies to vote USCo common stock) to be provided to USCo Stockholders;

    (b)   a statement of the current Exchange Ratio;

    (c)  a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such USCo Meeting or USCo Consent, as the case may be, or, pursuant to Section 4.7 hereof, to attend such USCo Meeting and to exercise personally the Beneficiary Votes thereat;

    (d)  a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

       (i)     a proxy to such Beneficiary or such Beneficiary's designee to exercise personally the Beneficiary Votes; or

       (ii)     a proxy to a designated agent or other representative of the management of USCo to exercise such Beneficiary Votes;

    (e)   a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

    (f)   a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

    (g)   a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a USCo Meeting shall not be earlier than 48 hours prior to such meeting, and (ii) the method for revoking or amending such instructions.

The materials referred to above are to be provided by USCo to the Trustee, but shall be subject to review and comment by the Trustee. USCo will ensure that such materials are provided to the Trustee in sufficient time to permit the Trustee to: (i) review and comment on such material as aforesaid; and (ii) send such materials to each Beneficiary at the same time as such materials are first sent to the USCo Stockholders.

For the purposes of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any such USCo Meeting or USCo Consent, the number of Exchangeable Shares owned as of record by the Beneficiary shall be determined at the close of business on the record date established by USCo or by applicable law for purposes of determining USCo Stockholders entitled to vote at such USCo Meeting or to give written consent in connection with such USCo Consent. USCo will notify the Trustee in writing of any decision of the Board of Directors of AcquisitionCo with respect to the calling of any such USCo Meeting or the seeking of such USCo Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

4.4                     Copies of Stockholder Information

USCo will deliver to the Trustee copies of all proxy materials, (including notices of USCo Meetings, but excluding proxies to vote USCo Trust Units), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to USCo Stockholders in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary at the same time as such materials are first sent to USCo Stockholders. The Trustee will mail or otherwise send to each Beneficiary, at the expense of USCo, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by USCo) received by the Trustee from USCo at the same time as such materials are first sent to USCo Stockholders. The Trustee will make copies of all such materials available for inspection by any Beneficiary at the Trustee's principal place of business in the City of Toronto.

4.5                     Other Materials

Immediately after receipt by USCo or any USCo Stockholers of any material sent or given generally to the USCo Stockholders by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), USCo shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of USCo, copies of all such materials received by the Trustee from USCo. The Trustee will also make copies of all such materials available for inspection by any Beneficiary at the Trustee's principal place of business in the City of Toronto.

4.6                     List of Persons Entitled to Vote

AcquisitionCo shall: (i) prior to each annual, general or special USCo Meeting or the seeking of any USCo Consent and (ii) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a USCo Meeting or a USCo Consent, at the close of business on the record date established by USCo or pursuant to applicable law for determining the USCo Stockholders entitled to receive notice of and/or to vote at such USCo Meeting or to give consent in connection with such USCo Consent. Each such List shall be delivered to the Trustee promptly after receipt by AcquisitionCo of such request on the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this Agreement. USCo agrees to give AcquisitionCo written notice (with a copy to the Trustee) of the calling of any USCo Meeting or the seeking of any USCo Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable AcquisitionCo to perform its obligations under this Section 4.6.

4.7                     Entitlement to Direct Votes

Any Beneficiary named in a List prepared in connection with any USco Meeting or any USCo Consent will be entitled: (i) to instruct the Trustee in the manner described in Section 4.3 hereof with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled; or (ii) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

4.8                     Voting by Trustee, and Attendance of Trustee Representative, at Meeting

    (a)     In connection with each USCo Meeting and USCo Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.3 hereof, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Beneficiary pursuant to section 4.3 hereof;

    (b)     Subject to receipt of instructions contemplated by Section 4.3(f), the Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each USCo Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee's representatives, and at the Beneficiary's request, such representatives shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either:

       (i)   has not previously given the Trustee instructions pursuant to Section 4.3 hereof in respect of such meeting; or

       (ii)   submits to the Trustee's representatives written revocation of any such previous instructions.

At such meeting, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9                     Distribution of Written Materials

Any written materials to be distributed by the Trustee to the Beneficiaries pursuant to this Agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as USCo utilizes in communications to USCo Stockholders subject to the Trustee's ability to provide this method of communication and upon being advised in writing of such method) to each Beneficiary at its address as shown on the books of AcquisitionCo. AcquisitionCo shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

    (a)    current lists of the Beneficiaries; and

    (b)    on the request of the Trustee, mailing labels to enable the Trustee to carry out it duties under this agreement.

The materials referred to above are to be provided by AcquisitionCo to the Trustee, but shall be subject to review and comment by the Trustee.

4.10                   Termination of Voting Rights

Except as otherwise provided herein or in the Share Provisions, all of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to USCo, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately, upon the delivery by such Beneficiary to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Rights or the occurrence of the Automatic Exchange Rights (unless in any case USCo or CallCo shall not have delivered the consideration deliverable in exchange therefor to the Trustee for delivery to the Beneficiaries), or upon the retraction or redemption of Exchangeable Shares pursuant to Article 4 or Article 5 of the Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of AcquisitionCo or any other distribution of the assets of AcquisitionCo among its shareholders for the purpose of winding up its affairs pursuant to Article 6 of the Share Provisions, or upon the purchase of Exchangeable Shares from the Beneficiary thereof by CallCo pursuant to the exercise by Calico of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

ARTICLE 5

EXCHANGE RIGHTS AND AUTOMATIC EXCHANGE
5. 1                   Grant and Ownership of the Exchange Rights

Each of USCo and CallCo grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries:

    (a)    the  right  (the  "Exchange  Rights"),  upon  the  occurrence  and  during the continuance of (any such occurrence being an "Exchange Rights Trigger Event"):

       (i)     an Insolvency Event; or

       (ii)     circumstances in which USCo or CallCo are entitled to exercise any of the Call Rights, but elect not to exercise such Call Rights,

to require USCo or CallCo to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by that Beneficiary; and

    (b)    the Automatic Exchange Rights,

all in accordance with the provisions of this Agreement. Each of USCo and CallCo hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Rights and the Automatic Exchange Rights by USCo and CallCo to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Rights and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Rights and the Automatic Exchange Rights, provided that the Trustee shall:

    (c)    hold the Exchange Rights and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

    (d)    except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Rights or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

5.2                     Legended Share Certificates

AcquisitionCo will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

    (a)    their right to instruct the Trustee with respect to the exercise of the Exchange Rights in respect of the Exchangeable Shares held by a Beneficiary; and

    (b)    the Automatic Exchange Rights.

5.3                     General Exercise of Exchange Rights

The Exchange Rights shall be and remain vested in and exercisable by the Trustee. Subject to Section 6.15, the Trustee shall exercise the Exchange Rights only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Rights, the Trustee shall not exercise or permit the exercise of the Exchange Rights.

5.4                     Purchase Price

The purchase price payable by USCo or Calico, as applicable, for each Exchangeable Share to be purchased by ExhcangeCo or CallCo, as applicable, under the Exchange Rights shall be an amount per share equal to the amount determined by multiplying the Exchange Ratio on the last Business Day prior to the date of closing of the purchase and sale of such Exchangeable Shares under the Exchange Rights (as provided for in Section 5.6) by the Current Market Price of a share of the US Common Stock on the last Business Day prior to such date.

In connection with each exercise of the Exchange Rights, USCo and CallCo shall provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The purchase price for each such Exchangeable Share so purchased may be satisfied only by USCo or CallCo, as applicable, delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, a certificate or certificates representing that number of US Common Stock (which securities shall be duly issued as fully paid and nonassessable and shall be free and clear of any lien, claim or encumbrance) equal to the Exchange Ratio as at the last Business Day prior to the date of closing of the purchase and sale of such Exchangeable Shares under the Exchange Rights, such purchase price to be paid in accordance with Section 5.6 (but less any amounts withheld pursuant to Section 5.13). Upon payment by ExchangCo or CallCo, as applicable, of such purchase price, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of accrued and unpaid dividends (but not in respect of dividends which have been declared and are unpaid) on each such Exchangeable Share by AcquisitionCo.

5.5                     Exercise Instructions

Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Exchange Rights Trigger Event, to instruct the Trustee to exercise the Exchange Rights with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of AcquisitionCo. To cause the exercise of the Exchange Rights by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal place of business in the City of Toronto or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires USCo or CallCo to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of AcquisitionCo and such additional documents and instruments as the Trustee, USCo, CallCo and AcquisitionCo may reasonably require, together with:

(a)
a duly completed form of notice of exercise of the Exchange Rights, contained on the reverse of or attached to the Exchangeable Share certificates, stating: (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Rights so as to require USCo or CallCo to purchase from the Beneficiary the number of Exchangeable Shares specified therein; (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by USCo or CallCo, as applicable, free and clear of all liens, claims and encumbrances; (iii) the names in which the certificates representing USCo Common Stock issuable in connection with the exercise of the Exchange Rights are to be issued; and (iv) the names and addresses of the persons to whom such new certificates should be delivered; and

(b)	payment (or evidence satisfactory to the Trustee, USCo, CallcoCo and AcquisitionCo of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this Agreement.

If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by USCo or CallCo under the Exchange Rights, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of AcquisitionCo.

5.6                     Delivery of USCo Common Stock; Effect of Exercise

Promptly after the receipt of the certificates representing the Exchangeable Shares which the Beneficiary desires USCo or CallCo to purchase under the Exchange Rights, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Rights (and payment of taxes, if any, payable as contemplated by Section S.8 or evidence thereof), duly endorsed for transfer to USCo or CallCo, as applicable, the Trustee shall notify USCo, CallCo and AcquisitionCo of its receipt of the same, which notice to USCo, CallCo and AcquisitionCo shall constitute exercise of the Exchange Rights by the Trustee on behalf of the holder of such Exchangeable Shares, and USCo or CallCo, as applicable, shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such holder) the number of US Common Stock issuable in connection with the exercise of the Exchange Rights, provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, USCo, CallCo and AcquisitionCo of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to USCo, CallCo and AcquisitionCo of the exercise of the Exchange Rights as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Rights shall be deemed to have occurred and the holder of such Exchangeable Shares shall be deemed to have transferred to USCo or CallCo, as determined by USCo at the time, all of such holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than: (i) the right to receive its proportionate part of the total purchase price therefor, unless the requisite number of US Common Stock is not delivered by USCo or CallCo, as applicable, to the Trustee within 5 Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such US Common Stock are so delivered, by USCo or CallCo, as applicable; and (ii) the right to receive declared but unpaid dividends in respect of such Exchangeable Shares. Upon delivery to the Trustee of such US Common Stock, the Trustee shall deliver such US Common Stock to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the US Common Stock delivered to it pursuant to the Exchange Rights.

5.7                     Exercise of Exchange Rights Subsequent to Retraction

In the event that a Beneficiary has exercised its right under Article 4 of the Share Provisions to require AcquisitionCo to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "Retracted Shares") and is notified by AcquisitionCo pursuant to Section 4.6 of the Share Provisions that AcquisitionCo will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that neither USCo nor CallCo shall have exercised the Retraction Call Right with respect to the Retracted Shares and that the

Beneficiary has not revoked the retraction request delivered by the Beneficiary to AcquisitionCo pursuant to Section 4.1 of the Share Provisions and provided further that the Trustee has received written notice of same from USCo, CallCo or AcquisitionCo, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Rights with respect to those Retracted Shares that AcquisitionCo is unable to redeem. In any such event, AcquisitionCo hereby agrees with the Trustee and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to AcquisitionCo or to the transfer agent of the Exchangeable Shares (including without limitation, a copy of the retraction request delivered pursuant to Section 4.1 of the Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Rights with respect to the Retracted Shares that AcquisitionCo is not permitted to redeem and will require USCo or CallCo to purchase such shares in accordance with the provisions of this Article 5.

5.8                     Stamp or Other Transfer Taxes

Upon any sale of Exchangeable Shares to USCo or CallCo pursuant to the Exchange Rights or the Automatic Exchange Rights, the certificate or certificates representing USCo Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary: (i) shall pay (and none of USCo, CallCo, AcquisitionCo or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary, or (ii) shall have evidenced to the satisfaction of the Trustee, USCo, CallCo and AcquisitionCo that such taxes, if any, have been paid.

5.9                     Notice of Insolvency Event, Call Rights not Exercised

As soon as practicable following the occurrence of: (i) an Insolvency Event; (ii) any event that with the giving of notice or the passage of time or both would be an Insolvency Event; or (iii) the election by USCo or CallCo not to exercise a Call Right which is then exercisable by USCo or CallCo, USCo, CallCo or AcquisitionCo shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from USCo, CallCo or AcquisitionCo of the occurrence of an Exchange Right Trigger Event, or upon the Trustee becoming aware of an Exchange Right Trigger Event, the Trustee will mail to each Beneficiary, at the expense of USCo, a notice of such Exchange Rights Trigger Event in the form provided by USCo, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Rights.

5.10                   Qualification of USCo Common Stock

USCo and CallCo covenant that if any USCo Common Stock to be issued and delivered pursuant to the Exchange Rights or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian, federal or provincial law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other Canadian federal or provincial legal requirement before such securities may be issued and delivered by or on behalf of USCo or CallCo to the initial holder thereof or in order that such securities may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" of USCo for purposes of Canadian provincial securities law), USCo and CallCo will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such USCo Common Stock to be and remain duly registered, qualified or approved. USCo and CallCo will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all USCo Common Stock to be delivered pursuant to the Exchange Rights or the Automatic Exchange Rights to be listed, quoted or posted for trading on the OTCBB or OTCQB or such other stock exchanges or quotation systems on which outstanding USCo Common Stock are then principally listed, quoted or posted for trading at such time.

5.11                   USCo Common Stock

USCo and CallCo hereby represent, warrant and covenant that the USCo Common Stock issuable as described herein will be duly authorized and validly issued as fully paid and nonassessable and shall be free and clear of any lien, claim or encumbrance.

5.12                   Automatic Exchange on Liquidation of USCo

    (a)    USCo will give the Trustee written notice of each of the following events at the time set forth below:

       (i) in the event of any determination by the Board of Directors of AcquisitionCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to USCo or to effect any other distribution of assets of USCo among its stockholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

       (ii) as soon as practicable following the earlier of: (A) receipt by USCo or AcquisitionCo of notice of; and (B) USCo or AcquisitionCo otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of USCo or to effect any other distribution of assets of USCo among its unitholders for the purpose of winding up its affairs, in each case where USCo has failed to contest in good faith any such proceeding commenced in respect of USCo within 30 days of becoming aware thereof.

    (b)    As soon as practicable following receipt by the Trustee from USCo of notice of any event (a "USCo Liquidation Event") contemplated by Section 5.12(a)(i) or 5.12(a)(ii) above, the Trustee will give notice thereof, in the form provided by USCo, to the Beneficiaries. Such notice shall include a brief description of the Automatic Exchange Rights.

    (c)    In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of USCo Common Stock in the distribution of assets of USCo in connection with a USCo Liquidation Event, on the Sth Business Day prior to the effective date (the "USCo Liquidation Event Effective Date") of a USCo Liquidation Event all of the then outstanding Exchangeable Snares shall be automatically exchanged for USCo Common Stock (the benefit in favour of Beneficiaries of the obligation of USCo and CalICo to effect the automatic exchange of Exchangeable Shares for USCo Common Stock as aforesaid is defined as the "Automatic Exchange Rights"). To effect such automatic exchange, USCo or CalICo shall purchase on the 5th Business Day prior to the USCo Liquidation Event Effective Date each Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, for a purchase price per share determined by multiplying the Current Market Price of a share of the US Common Stock on the 6th Business Day prior to the USCo Liquidation Event Effective Date and the Exchange Ratio as at the 6th Business Day prior to the USCo Liquidation Event Effective Date. USCo or CalICo shall provide the Trustee with an Officer's Certificate in connection with each automatic exchange setting forth the calculation of the purchase price for each Exchangeable Share. The purchase price for each such Exchangeable Share so purchased may be satisfied only by USCo or CalICo, as applicable, delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, that number of USCo Common Stock equal to the Exchange Ratio as at the sixth Business Day prior to the USCo Liquidation Event Effective Date, such purchase price to be paid in accordance with Section 5.12(d) (but less any amounts withheld pursuant to Section 5.13).

    (d)    On the 5th Business Day prior to the USCo Liquidation Event Effective Date:

       (i) the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for USCo Common Stock shall be deemed to have occurred;

       (ii) each Beneficiary shall be deemed to have transferred to USCo or CalICo, as determined by USCo at that time, all of the Beneficiary's right, title and interest in and to such Beneficiary's Exchangeable Shares and the related interest in the Trust Estate;

       (iii) any right of each such Beneficiary to receive declared and unpaid dividends from AcquisitionCo shall be deemed to be satisfied and discharged;

       (iv) each such Beneficiary shall cease to be a holder of such Exchangeable Shares; and

       (v) USCo or CalICo, as applicable, shall deliver or cause to be delivered to the Trustee on behalf of such Beneficiary the USCo Common Stock issuable upon the automatic exchange of Exchangeable Shares for USCo Common Stock.

    (e)    Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the USCo Common Stock issued pursuant to the automatic exchange of Exchangeable Shares for USCo Common Stock and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with USCo or CalICo, as applicable, pursuant to such automatic exchange shall thereafter be deemed to represent USCo Common Stock issued to the Beneficiary pursuant to such automatic exchange. Upon the request of a Beneficiary and the presentation and surrender by the Beneficiary of Exchangeable Share certificates deemed to represent USCo Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as USCo and CalICo may reasonably require, USCo or CalICo, as applicable, shall deliver or cause to be delivered to the Beneficiary certificates representing USCo Common Stock of which the Beneficiary is the holder.

5.13                     Withholding Rights

USCo, CalICo and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or USCo Common Stock such amounts as USCo, CalICo or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or any provision of provincial, local or foreign tax law, in each case as amended or succeeded. The Trustee may act on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the Exchangeable Shares or the USCo Common Stock, as the case may be, in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, USCo, CalICo and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to USCo, CalICo or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and USCo, CalICo or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

5.14                     Non-Resident Holders

Notwithstanding anything contained in this Agreement, the obligation of USCo or CalICo to pay the purchase price for the Exchangeable Shares pursuant to the Exchange Rights or the Automatic Exchange Rights in respect of Exchangeable Shares held by a person whom the transfer agent of the Exchangeable Shares believes is located in the United States or a resident of any foreign country or is a partnership (other than a "Canadian partnership" within the meaning of the Income Tax Act (Canada)), shall be satisfied by delivering the USCo Common Stock which would have been received by the Trustee, on behalf of affected holder to the transfer agent and registrar for the Exchangeable Shares who shall sell such USCo Common Stock on the stock exchange on which the USCo Common Stock are then listed and, upon such sale, the rights of the affected holder shall be limited to receiving the net proceeds of sale (net of applicable taxes).

5.15                     No Fractional Entitlements

Notwithstanding anything contained in this Agreement, including without limitation this Article 5, no Beneficiary (or the Trustee as trustee for and on behalf of, and for the use and benefit of a Beneficiary) shall be entitled to and USCo and CalICo will not deliver fractions of USCo Common Stock. Where the application of the provisions of this Agreement, including, without limitation, this Article 5, would otherwise result in a Beneficiary (or the Trustee, on behalf of the Beneficiary) receiving a fraction of the US Common Stock the Beneficiary (or the Trustee on behalf of the Beneficiary) shall be entitled to receive the nearest whole number of USCo Common Stock.

ARTICLE 6

CONCERNING THE TRUSTEE
6.1                       Powers and Duties of the Trustee

The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

    (a)      receipt and deposit of the Special Voting Unit as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

    (b)     delivery of proxies and distributing materials to Beneficiaries as provided in this Agreement;

    (c)     voting the Beneficiary Votes in accordance with the provisions of this Agreement;

    (d)     receiving the grant of the Exchange Rights and the Automatic Exchange Rights from USCo and CalICo as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

    (e)     exercising the Exchange Rights and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement,   and   in   connection   therewith   receiving   from   Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries USCo Common  Stock and cheques,  if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Rights or pursuant to the Automatic Exchange Rights, as the case may be;

    (f)     holding title to the Trust Estate;

    (g)     investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

    (h)    taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of USCo, CalICo and AcquisitionCo under this Agreement; and

    (i)     taking such other actions and doing such other things as are specifically provided in this Agreement.

In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.

The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

6.2                     No Conflict of Interest

The Trustee represents to the USCo, CalICo and AcquisitionCo that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 9. If, notwithstanding the foregoing provisions of this Section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 6.2, any interested party may apply to the Superior Court of Ontario for an order that that the Trustee be replaced as trustee hereunder.

6.3                     Dealings with Transfer Agents, Registrars, etc.

USCo, CalICo and AcquisitionCo irrevocably authorize the Trustee, from time to time, to:

(a)
consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and the USCo Common Stock; and

(b)
requisition, from time to time: (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement; and (ii) from the transfer agent of the USCo Common Stock, and any subsequent transfer agent of such USCo Common Stock, the USCo Common Stock certificates issuable upon the exercise from time to time of the Exchange Rights and pursuant to the Automatic Exchange Rights.

USCo and AcquisitionCo irrevocably authorize their respective registrars and transfer agents to comply with all such requests. USCo covenants that it will supply its transfer agent with duly executed trust unit certificates for the purpose of completing the exercise from time to time of the Exchange Rights and the Automatic Exchange Rights.

6.4                     Books and Records

The Trustee shall keep available for inspection by USCo, CallCo and AcquisitionCo at the Trustee's principal place of business in the City of Toronto correct and complete books and records of account relating to the Trust created by this Agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Special Voting Unit, the Exchange Rights and the Automatic Exchange Rights. On or before October 30, 2010, and on or before October 30th in every year thereafter, so long as this Agreement has not been terminated, the Trustee shall transmit to USCo, CallCo and AcquisitionCo a brief report, dated as of the preceding October 30th, with respect to:

(a)	the property and funds comprising the Trust Estate as of that date;

(b)
the number of exercises of the Exchange Rights, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance of USCo Common Stock in connection with the Exchange Rights, during the calendar year ended on such October 30; and

(c)	any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported and which, in the Trustee's opinion, materially affects the Trust Estate.

6.5                     Income Tax Returns and Reports

The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable (who may be experts or advisors to USCo, CallCo and AcquisitionCo). If requested by the Trustee, USCo, CalICo and AcquisitionCo shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

6.6                     Indemnification Prior to Certain Actions by Trustee

The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Rights pursuant to Article 4, subject to Section 6.15, and with respect to the Exchange Rights pursuant to Article 5, subject to Section 6.15, and with respect to the Automatic Exchange Rights pursuant to Article 5.

None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

6.7                     Action of Beneficiaries

No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in Section 6.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Rights or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

6.8                     Reliance Upon Declarations

The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this Agreement.

6.9                     Evidence and Authority to Trustee

USCo, CallCo and/or AcquisitionCo shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by USCo, CallCo and/or AcquisitionCo or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights, the Exchange Rights or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of USCo, CallCo and/or AcquisitionCo promptly if and when:

(a)	such evidence is required by any other Section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 6.9; or

(b)
the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives USCo, CallCo and/or AcquisitionCo written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of an Officer's Certificate of CallCo and/or AcquisitionCo or a statutory declaration or a certiflcate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

Whenever such evidence relates to a matter other than the Voting Rights, the Exchange Rights or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of USCo, CallCo and/or AcquisitionCo, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of CallCo and/or AcquisitionCo it shall be in the form of an Officer's Certificate or a statutory declaration.

Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

(c)	declaring that he or she has read and understands the provisions of this Agreement relating to the condition in question;

(d)	describing the nature and scope of the examination or investigation upon which he or she based the statutory declaration, certiflcate, statement or opinion; and

(e)	declaring that he or she has made such examination or investigation as he or she believes is necessary to enable him or her to make the statements or give the opinions contained or expressed therein.

6.10                   Experts, Advisers and Agents

The Trustee may:

(a)
in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by USCo, CalICo and/or AcquisitionCo or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)
employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

6.11                   Investment of Moneys Held by Trustee

Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee, in trust for AcquisitionCo, in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of AcquisitionCo. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada (including an affiliate of the Trustee) or, with the consent of AcquisitionCo, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits, and the Trustee shall be entitled to receive a fee from such bank, loan or trust company for so depositing such moneys.

6.12                   Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

6.13                   Trustee Not Bound to Act on Request

Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of USCo, CalICo and/or AcquisitionCo or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

6.14                   Authority to Carry on Business

The Trustee represents to USCo, CallCo and/or AcquisitionCo that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in each of the Provinces of Canada but if, notwithstanding the provisions of this Section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Rights and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any Province of Canada, either become so authorized or resign in the manner and with the effect specified in Article 9.

6.15                   Conflicting Claims

If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any portion of the Voting Rights, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)
the rights of all adverse claimants with respect to the Voting Rights, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

(b)
all differences with respect to the Voting Rights, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

6.16                   Acceptance of Trust

The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

ARTICLE 7

COMPENSATION

7.1                     Fees and Expenses of the Trustee
USCo, CalICo and AcquisitionCo jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including, but not limited to, taxes other than taxes based on the net income of the Trustee, reasonable fees paid to legal counsel and other experts and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that USCo, CalICo and AcquisitionCo shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with gross negligence or willful misconduct.

ARTICLE 8

INDEMNIFICATION AND LIMITATION OF LIABILITY
8.1                     Indemnification of the Trustee

USCo, CalICo and AcquisitionCo jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees, shareholders and agents (collectively, the "Indemnified Parties") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, gross negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by USCo, CalICo or AcquisitionCo pursuant hereto.

The Trustee shall notify USCo, CalICo and AcquisitionCo of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim, provided that the omission to so notify USCo, CalICo and AcquisitionCo shall not relieve USCo, CalICo and AcquisitionCo of any liability which any of them may have to any Indemnified Party except and only to the extent that any such delay in or failure to give notice as herein required prejudices the defence of such claim or action or results in any increase in the liability which USCo, CalICo and AcquisitionCo have under this indemnity. Subject to (ii) below, USCo, CalICo and AcquisitionCo shall be entitled to participate at their own expense in the defense and, if USCo, CalICo and AcquisitionCo so elect at any time after receipt of such notice, any of them may assume the defense of any suit brought to enforce any such claim in which case, the Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by USCo, CallCo or AcquisitionCo; or (ii) the named parties to any such suit include both the Trustee and USCo, CallCo or AcquisitionCo and the Trustee shall have been advised by counsel acceptable to USCo, CallCo or AcquisitionCo that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to USCo, CallCo or AcquisitionCo and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case USCo, CallCo and AcquisitionCo shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of this Agreement and the resignation or removal of the Trustee.

8.2                     Limitation of Liability

The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is principally and directly attributable to fraud, negligence, recklessness, willful misconduct or bad faith on the part of the Trustee.

ARTICLE 9
CHANGE OF TRUSTEE

9.1                     Resignation

The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to USCo, CallCo and AcquisitionCo specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty (30) days before such desired resignation date unless USCo, CallCo and AcquisitionCo otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, USCo, CallCo and AcquisitionCo shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, USCo, CallCo and AcquisitionCo shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

9.2                     Removal

The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior notice by written instrument executed by USCo, CallCo and AcquisitionCo, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

9.3                     Successor Trustee

(a)
Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to  USCo, CallCo and AcquisitionCo and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of USCo, CallCo and AcquisitionCo or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, USCo, CallCo, AcquisitionCo and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Notwithstanding the foregoing, any corporation to which all or substantially all of the business of the Trustee is transferred shall automatically become the successor trustee without any further act.

(b)
Notwithstanding paragraph (a) above and Section 9.4, any corporation into or with which the Trustee may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Trustee shall be a party, or any corporation succeeding to the trust business of the Trustee shall be the successor to the Trustee hereunder without any further act on its part or any of the parties hereto.

9.4                     Notice of Successor Trustee

Upon acceptance of appointment by a successor trustee as provided herein, USCo, CallCo or AcquisitionCo shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary shown on the register of holders of Exchangeable Shares. If USCo, CallCo or AcquisitionCo shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of USCo, CallCo and AcquisitionCo.

ARTICLE 10
USCO SUCCESSORS

10.1                  Certain Requirements in Respect of Combination, etc.

USCo shall not complete any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing entity resulting therefrom unless, but may do so if:

(a)
such other person or continuing entity (herein called the "USCo Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the USCo Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such USCo Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of USCo under this Agreement; and

(b)
such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

10.2                   Vesting of Powers in Successor

Whenever the conditions of Section 10.1 have been duly observed and performed, the Trustee, USCo Successor, CalICo and AcquisitionCo shall, if required by Section 10.1, execute and deliver the supplemental trust agreement provided for in Article 11 and thereupon USCo Successor shall possess and from time to time may exercise each and every right and power of USCo under this Agreement in the name of USCo or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of AcquisitionCo or any officers of AcquisitionCo on behalf of USCo may be done and performed with like force and effect by the directors or officers of such USCo Successor.

10.3                   Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the combination of any wholly-owned direct or indirect subsidiary of USCo with or into USCo or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of USCo provided that all of the assets of such subsidiary are transferred to USCo or another wholly-owned direct or indirect subsidiary of USCo and any such transactions are expressly permitted by this Article 10.

ARTICLE 11

AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

11.1                   Amendments, Modifications, etc.
This Agreement may not be amended or modified except by an agreement in writing executed by USCo, CalICo, AcquisitionCo and the Trustee and approved by the Beneficiaries in accordance with Section 10.2 of the Share Provisions.

11.2                   Administrative Amendments

Notwithstanding the provisions of Section 11.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

(a)
adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of CalICo and AcquisitionCo shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

(b)
making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of CalICo and AcquisitionCo and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries it may be expedient to make, provided that such Boards of Directors and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

(c)
making such changes or corrections which, on the advice of counsel to USCo, CalICo, AcquisitionCo and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee, acting on the advice of counsel, and the Board of Directors of AcquisitionCo shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

11.3                   Meeting to Consider Amendments

AcquisitionCo, at the request of USCo, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of AcquisitionCo, the Share Provisions and all applicable laws.

11.4                   Changes in Capital of USCo and AcquisitionCo

At all times after the occurrence of any event contemplated pursuant to Section 2.6 or 2.7 of the Support Agreement or otherwise, as a result of which either USCo Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which USCo Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

11.5                   Execution of Supplemental Trust Agreements

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time AcquisitionCo (when authorized by a resolution of its Board of Directors), USCo (when authorized by a resolution of the Board of Directors of AcquisitionCo) and CalICo (when authorized by a resolution of the Board of Directors of CalICo) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)
evidencing the succession of USCo Successors and the covenants of and obligations assumed by each such USCo Successor in accordance with the provisions of Article 10 and the successors of any successor trustee in accordance with the provisions of Article 9;

(b)
making any additions to, deletions from or alterations of the provisions of this Agreement or the Exchange Rights or the Automatic Exchange Rights which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to USCo, CalICo, AcquisitionCo, the Trustee or this Agreement; and

(c)
for any other purposes not inconsistent with the provisions of this Agreement, including without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

ARTICLE 12
TERMINATION

12.1                   Term

The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a)	no outstanding Exchangeable Shares are held by a Beneficiary;

(b)	each of USCo, CalICo and AcquisitionCo elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 10.2 of the Share Provisions; and

(c)
21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

12.2                    Survival of Agreement

This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 7 and Article 8 shall survive any such termination of this Agreement.

ARTICLE 13
GENERAL

13.1                    Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

13.2                    Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

13.3                    Notices to Parties

All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

if to USCo, AcquisitionCo or CallCo, at:

Foodfest International 2000 Inc.
361 Connie Crescent Concord,
Ontario L4K5R2

Attention: Fred Farnden
Telecopier No.: 1.905.709.7116

if to the Trustee, at:

Patriquin Law Professional Corporation

112 Yorkville, 3rd FL
Toronto, ON M5R 1B9
Canada

Attention: Scot Patriquin
Telecopier No.: 1.416.981.3434

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

13.4                    Notice to Beneficiaries

Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of AcquisitionCo from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

13.5                    Counterparts

This Agreement may be executed in several counterparts each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

13.6                    Assignment by and Successor to CallCo

Notwithstanding any other provision in this Agreement to the contrary, CallCo may transfer or assign its rights and interest in or under this agreement to any affiliate of AcquisitionCo or USCo ("successor corporation"); provided that the successor corporation shall expressly assume, by agreement satisfactory in form to the parties hereto and executed and delivered to the parties hereto, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by CallCo.

13.7                    Jurisdictions

This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

13.8                    Attornment

Each of the Trustee, USCo, CallCo and AcquisitionCo agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the such courts in any such action or proceeding, agrees to be bound by any judgment of the such courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction.

13.9                   Liability of the Trust

Liability of the Trust

The parties hereto acknowledge that Patriquin Law Professional Corporation is entering into this agreement solely in its capacity as authorized attorney on behalf of USCo and the obligations of USCo liereLinder shall not be personally binding upon Patriquin Law Professional Corporation or Scot Patriquin or any holder of USCo Common Slock and that any recourse against USCo, Patriquin Law Professional Corporation or any holder of USCo Common Stock in any manner in respect of any indebtedness, obligation or liability of USCo arising hereunder or arising in connection herewith or from the matters to which this agreement relates, if any, including without limitation claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of, a Trust Fund at the option of USco, at its exclusive cost.

                           IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

FOODFEST INTERNATIONAL 2000, INC.

/s/ FRED FARNDRN
By its authorizing attorney
Name:	FRED FARNDRN
Title:	PRESIDENT

FOODFEST ACQUISITION CORP.

/s/ FRED FARNDRN
By its authorizing attorney
Name:	FRED FARNDRN
Title:	PRESIDENT

FOODFEST CALL CORP

/s/ FRED FARNDRN
By its authorizing attorney
Name:	FRED FARNDRN
Title:	PRESIDENT

PATRIQUIN LAW PROFESSIONAL CORPORATION

By:
Name:
Title: